Exhibit 32.1
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Kenneth W. Davidson, the chief executive officer of Encore Medical Corporation (the “Company”) hereby certifies that:
(i) This Quarterly Report on Form 10-Q for the quarter ended July 1, 2006, as filed with the Securities and Exchange Commission on the date hereof (the Report), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 9, 2006
/s/ Kenneth W. Davidson
Kenneth W. Davidson
Chairman of the Board and Chief Executive Officer
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Encore Medical Corporation and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this Report or as a separate disclosure document.